Exhibit 10.1

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT 10.1 BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] DENOTES INFORMATION THAT HAS BEEN OMITTED.

SALT LAKE CITY

INDUSTRIAL LEASE

SLS INDUSTRIAL SLCP

Dated: August 19, 2021

1. BASIC LEASE TERMS. For purposes of this Lease, the following terms have the following definitions and meanings:

(a) Landlord: SLS INDUSTRIAL PORTFOLIO OWNER SLCP, LLC, a Delaware limited liability company

Landlord’s Address (For Notices):

SLS INDUSTRIAL PORTFOLIO OWNER SLCP, LLC
c/o The Koll Company
17755 Sky Park East, Suite 100

Irvine, CA 92614

Attention: [***], Property Manager

Landlord’s Address (For Payment of Rent):

SLS Industrial Portfolio Owner SLCP, LLC

c/o The Koll Company
17755 Sky Park East, Suite 100

Irvine, CA 92614

(b) Tenant: Sintx Technologies, Inc., a Delaware corporation

Tenant’s Trade Name: SINTX Technologies

Tenant’s Address for Notices (Premises):

3284 W. 2100 S., Suite A

Salt Lake City, Utah 84104

Attention: [***], Chief Operating Officer

With copy to:

SINTX Technologies, Inc.

1885 W 2100 S

Salt Lake City, UT 84119

Attention: [***], Chief Operating Officer

(c) Premises: Suite(s) A of 3284 W. 2100 S. (the “Building”) of SLS SLCP (the “Project”), located at 3284 W. 2100 S., in the City of Salt Lake City (“City”), County of Salt Lake County (“County”), State of Utah (“State”) as shown on Exhibit “A-I”. The Premises contain approximately 10,936 Rentable Square Feet (subject to adjustment as provided in this Lease).

(d) Tenant’s Share of Operating Expenses: [***]% based upon 10,936 Rentable Square Feet in the Premises and [***] Rentable Square Feet in the Building.

(e) Term: One hundred twenty-two (122) calendar months

(f) Commencement Date: Subject to Landlord’s ability to complete the Tenant Improvements which is estimated to be September 1, 2021, provided, however, that Landlord, at no charge, shall provide delivery of the Premises fifteen (15) days prior to the lease commencement date for the purpose of Tenant installing Tenant’s FF&E, de-bugging and test fit of material handling systems and equipment. Subject to Lease execution and Tenant supplying Landlord proof of insurance, security deposit and any required governmental approvals, Landlord shall provide access to the Premises to the extent allowable by applicable law and code upon mutual execution of the Lease.

(g) Expiration Date: October 31, 2031

(h) Monthly Base Rent:

PERIOD COVERED:	MONTHLY BASE RENT:
09/01/21 – 10/31/21	Abate
11/01/21 – 08/31/22	$9,295.60
09/01/22 – 08/31/23	$9,574.47
09/01/23 – 08/31/24	$9,861.70
09/01/24 – 08/31/25	$10,157.55
09/01/25 – 08/31/26	$10,462.28
09/01/26 – 08/31/27	$10,776.15
09/01/27 – 08/31/28	$11,099.43
09/01/28 – 08/31/29	$11,432.42
09/01/29 – 08/31/30	$11,775.39
09/01/30 – 08/31/31	$12,128.65
09/01/31 – 10/31/31	$12,492.51

*Base Rent for months 1 and 2 of the lease term are abated.

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(i) Monthly Operating Expense Charge: Tenant shall pay its pro rata share of the operating expenses, real property taxes, and property insurance for the Building based on Tenant’s percentage of the total Building rentable square footage. Tenant’s pro rata share is [***]% based upon 10,936 Rentable Square Feet in the Premises and 70,641 Rentable Square Feet in the Building The triple net (“NNN”) Expenses are estimated at $[***] per rentable square foot which equates to $[***]. During the base rent abatement period, tenant is still responsible for payment of its pro rata shares of operating expense estimates.

(j) Security Deposit: $[***]

(k) Non-Refundable Cleaning Fee Portion of Security Deposit: N/A

(l) Permitted Use: General office and warehouse, light manufacturing, storage and sale and distribution of goods, and no other use without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.

(m) Broker(s): Newmark Knight Frank representing Landlord and representing Colliers International (Travis Yates) representing Tenant.

(n) Guarantor(s): N/A

(o) Interest Rate: The greater of ten percent (10%) per annum or two percent (2%) in excess of the prime lending or reference rate of Wells Fargo Bank N.A., or any successor bank in effect on the twenty-fifth (25th) day of the calendar month immediately prior to the event giving rise to the Interest Rate imposition; provided, however, the Interest Rate will in no event exceed the maximum interest rate permitted to be charged by applicable law.

(p) Exhibits: Exhibit “A-1” through Exhibit “H”, inclusive, which Exhibits are attached to this Lease and incorporated herein by this reference.

This Paragraph 1 represents a summary of the basic terms and definitions of this Lease. In the event of any inconsistency between the terms contained in this Paragraph 1 and any specific provision of this Lease, the terms of the more specific provision of this Lease shall prevail.

2. PREMISES AND COMMON AREAS.

(a) Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon and subject to the terms, covenants and conditions contained in this Lease to be performed by each party.

(b) Tenant’s Use of Common Areas. During the Term of this Lease, Tenant shall have the nonexclusive right to use in common with all other occupants of the Project, the following common areas of the Project (collectively, the “Common Areas”): the parking facilities of the Project which serve the Building, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, and similar areas and facilities situated within the Project and appurtenant to the Building which are not reserved for the exclusive use of any Project occupants.

(c) Landlord’s Reservation of Rights. Provided that Landlord uses commercially reasonable efforts to not materially and adversely interfere with Tenant’s use of the Premises, Landlord reserves for itself and for all other owner(s) and operator(s) of the Common Areas and the balance of the Project, the right from time to time to: (i) install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces and within the walls of the Building; (ii) make changes to the design and layout of the Project, including, without limitation, changes to buildings, driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, parking spaces and parking areas; and (iii) use or close temporarily the Common Areas, and/or other portions of the Project while engaged in making improvements, repairs or alterations to the Building, the Project, or any portion thereof.

3. TERM. The term of this Lease (“Term”) will be for the period designated in Subparagraph 1(e), commencing on the Commencement Date, and ending on the Expiration Date. Each consecutive twelve (12) month period of the Term of this Lease, commencing on the Commencement Date, will be referred to herein as a “Lease Year”, provided, however, if the Commencement Date occurs on a day other than the first day of a calendar month, the first Lease Year shall include the partial month in which the Commencement Date occurs plus the succeeding twelve (12) calendar months.

4. POSSESSION.

(a) Delivery of Possession. Landlord will deliver possession of the Premises to Tenant in its current “as-is” condition and configuration, broom clean with all electrical, mechanical and plumbing systems in working order, with the addition of only those items of work described on Exhibit “B” which are to be completed by Landlord on or before the Commencement Date. If, for any reason not caused by Tenant, Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting from such delay, but in such event, the Commencement Date and Tenant’s obligation to pay rent will not commence until Landlord delivers possession to Tenant. If the delay in possession is caused by Tenant, then the Term and Tenant’s obligation to pay rent will commence as of the Commencement Date even though Tenant does not yet have possession. Notwithstanding the foregoing, Landlord will not be obligated to deliver possession of the Premises to Tenant (but Tenant will be liable for rent if Landlord can otherwise deliver the Premises to Tenant) until Landlord has received from Tenant all of the following: (i) a copy of this Lease fully executed by Tenant and the guaranty of Tenant’s obligations under this Lease, if any, executed by the Guarantor(s); (ii) the Security Deposit and the first installment of Monthly Base Rent; and (iii) copies of policies of insurance or certificates thereof as required under Paragraph 19 of this Lease.

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(b) Condition of Premises. Except as otherwise set forth in 4(a), Landlord shall have no obligation whatsoever to improve or otherwise fund any improvements to the Premises in conjunction with this Lease. By taking possession of the Premises, Tenant will be deemed to have accepted the Premises in its “as-is” condition on the date of delivery of possession and to have acknowledged that all work to be completed by Landlord as described on Exhibit “B” has been completed and there are no additional items needing work or repair by Landlord. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Project or any portions thereof or with respect to the suitability of same for the conduct of Tenant’s business and Tenant further acknowledges that Landlord will have no obligation to construct or complete any additional buildings or improvements within the Project.

(c) Lease Confirmation. Concurrently with the delivery of the Premises by Landlord, Landlord shall deliver to Tenant and Tenant shall execute a written statement in the form attached hereto as Exhibit “G, (the “Tenant Commencement Certificate”) confirming the Commencement Date of the Lease and the Expiration Date of the Lease. If Tenant fails to sign and return the Tenant Commencement Certificate to Landlord upon the delivery of the Premises by Landlord, the Tenant Commencement Certificate as sent by Landlord shall be deemed to have correctly set forth the Commencement Date and the other matters addressed in the Certificate. The form of certificate shown in Exhibit “G” may also be used in conjunction with amendments to this Lease, if any, and Tenant shall execute the same within ten (10) days after receipt of a request therefor from Landlord.

(d) Early Occupancy. Any occupancy of the Premises by Tenant prior to the Commencement Date (“Early Possession”) will be subject to all of Tenant’s obligations under this Lease (except that Tenant will not be obligated to pay Base Rent during such early occupancy until it commences operations at the Premises). Tenant shall provide Landlord with copies of certificates of insurance, complying in all respects with the terms of this Lease for all insurance required to be provided hereunder prior to entering the Premises. Tenant hereby releases and discharges Landlord, its contractors, agents, employees and manager from and against any and all claims of loss, damage or injury to persons or property, including without limitation any product inventory, which is alleged to have occurred during the period of Early Possession. Landlord makes no representation or warranty about safety of the Premises during any period of Early Possession, as construction and other activities will be ongoing. Tenant shall coordinate its activities in the Premises during Early Possession with Landlord and Landlord’s contractor.

5. RENT.

(a) Monthly Base Rent. Tenant agrees to pay Landlord the Monthly Base Rent for the Premises (subject to adjustment as hereinafter provided) in advance on the first day of each calendar month during the Term without prior notice or demand, except that Tenant agrees to pay the Monthly Base Rent for the first month of the Term directly to Landlord concurrently with Tenant’s delivery of the executed Lease to Landlord. The obligation of Tenant to pay Monthly Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. All rent must be paid to Landlord, without any deduction or offset, in lawful money of the United States of America, at the address designated by Landlord or to such other person or at such other place as Landlord may from time to time designate in writing. Monthly Base Rent will be adjusted during the Term of this Lease as provided in Subparagraph 1(h) of this Lease.

(b) Additional Rent. All amounts and charges to be paid by Tenant hereunder, including, without limitation, payments for Operating Expenses, insurance and repairs, will be considered additional rent for purposes of this Lease, and the word “rent” as used in this Lease will include all such additional rent unless the context specifically or clearly implies that only Monthly Base Rent is intended.

(c) Late Payments. Late payments of Monthly Base Rent and/or any item of additional rent will be subject to interest and a late charge as provided in Subparagraph 22(f) below.

6. OPERATING EXPENSES.

(a) Operating Expenses. Throughout the Term of this Lease, commencing on the Commencement Date, Tenant agrees to pay Landlord as additional rent in accordance with the terms of this Paragraph 6, Tenant’s Share of Operating Expenses for the taxes and insurance for the Project and all costs and expenses for the operation, maintenance, repair, and replacement of the Project including, without limitation: (i) any form of real property tax assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond or similar imposition of any kind or nature imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, including, without limitation, any new taxes which are in substitution for or in addition to any current taxes payable hereunder; (ii) any and all assessments under any covenants, conditions and restrictions affecting the Project; (iii) water, sewer and other utility charges; (iv) costs of insurance obtained by Landlord pursuant to Paragraph 19 of the Lease; (v) waste disposal and janitorial services; (vi) security; (vii) labor; (viii) management costs including, without limitation: (A) wages and salaries (and payroll taxes and similar charges ) of property management employees, and (B) management office rental, supplies, equipment and related operating expenses and management fees; (ix) supplies, materials, equipment and tools including rental of personal property; (x) repair and maintenance of the structural portions of the buildings with the Project, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord; (xi) maintenance, costs and upkeep of all parking and other Common Areas; (xii) depreciation on a straight line basis and rental of personal property used in maintenance; (xiii) amortization on a straight line basis over the useful life [together with interest at the Interest Rate on the unamortized balance] of all capitalized expenditures which are: (A) reasonably intended to produce a reduction in operating charges or energy consumption; or (B) required under any governmental law or regulation that was not applicable to the Project at the time it was originally constructed; or (C) for replacement of any Project equipment needed to operate the Project at the same quality levels as prior to the replacement; (xiv) gardening and landscaping; (xv) maintenance of signs (other than signs of tenants of the Project); (xvi) personal property taxes levied on or attributable to personal property used in connection with the Common Areas; (xvii) reasonable accounting, audit, verification, legal and other consulting fees in connection with the operation, maintenance, or repair of the Project; and (xviii) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves.

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(b) Estimate Statement. Prior to the Commencement Date and on or about March 1st of each subsequent calendar year during the Term of this Lease, Landlord will endeavor to deliver to Tenant a statement (“Estimate Statement”) wherein Landlord will estimate both the Operating Expenses and Tenant’s Monthly Operating Expense Charge for the then current calendar year. Tenant agrees to pay Landlord, as additional rent, Tenant’s estimated Monthly Operating Expense Charge each month thereafter, beginning with the next installment of rent due, until such time as Landlord issues a revised Estimate Statement or the Estimate Statement for the succeeding calendar year; except that, concurrently with the regular monthly rent payment next due following the receipt of each such Estimate Statement, Tenant agrees to pay Landlord an amount equal to one monthly installment of Tenant’s estimated Monthly Operating Expense Charge (less any applicable Operating Expenses already paid) multiplied by the number of months from January, in the current calendar year, to the month of such rent payment next due, all months inclusive. If at any time during the Term of this Lease, but not more often than quarterly, Landlord reasonably determines that Tenant’s Share of Operating Expenses for the current calendar year will be greater than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement and Tenant agrees to pay Landlord, such greater amount in the next monthly installment of rent due, the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired. Thereafter Tenant agrees to pay Tenant’s Monthly Operating Expense Charge based on such revised Estimate Statement until Tenant receives the next calendar year’s Estimate Statement or a new revised Estimate Statement for the current calendar year.

(c) Actual Statement. By March 1st of each calendar year during the Term of this Lease, Landlord will also endeavor to deliver to Tenant a statement (“Actual Statement”) which states Tenant’s Share of the actual Operating Expenses for the preceding calendar year. If the Actual Statement reveals that Tenant’s Share of the actual Operating Expenses is more than the total Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Tenant agrees to pay Landlord the difference in the next monthly installment of rent due. If the Actual Statement reveals that Tenant’s Share of the actual Operating Expenses is less than the Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Landlord will credit any overpayment toward the next monthly installment(s) of Tenant’s Share of the Operating Expenses due under this Lease. Notwithstanding the foregoing, the last reconciliation payment and/or credit will be made within a ten (10) day advance notice from Landlord.

(d) Miscellaneous. Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Paragraph 6 will not constitute a waiver of its right to require an increase in rent nor will it relieve Tenant of its obligations pursuant to this Paragraph 6, except that Tenant will not be obligated to make any payments based on such Estimate Statement or Actual Statement until the next monthly installment of rent due after receipt of such Estimate Statement or Actual Statement, provided further that in no event shall Tenant be responsible to Landlord under this Section 6 for any item which is first invoiced by Landlord more than six (6) months after the date such item is incurred by Landlord.. If Tenant does not object to any Estimate Statement or Actual Statement within thirty (30) days after Tenant receives any such statement, such statement will be deemed final and binding on Tenant. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of the actual Operating Expenses for the year in which this Lease terminates, Tenant agrees to promptly pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall promptly be rebated by Landlord to Tenant. Such obligation will be a continuing one which will survive the expiration or termination of this Lease. Prior to the expiration or sooner termination of the Lease Term and Landlord’s acceptance of Tenant’s surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses for the then current Lease Year and to collect from Tenant prior to Tenant’s surrender of the Premises, Tenant’s Share of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Tenant in such Lease Year.

7. SECURITY DEPOSIT AND CLEANING FEE. Upon Tenant’s execution of this Lease, Tenant will deposit with Landlord the Security Deposit designated in Subparagraph 1(j). The Security Deposit will be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term hereof. The Security Deposit is not, and may not be construed by Tenant to constitute, rent for the last month or any portion thereof. If Tenant defaults with respect to any provisions of this Lease including, but not limited to, the provisions relating to the payment of rent or additional rent, Landlord may (but will not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend by reason of Tenant’s default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant agrees, within ten (10) days after Landlord’s written demand therefor, to deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall constitute a default under this Lease. Landlord is not required to keep Tenant’s Security Deposit separate from its general funds, and Tenant is not entitled to interest on such Security Deposit. If Tenant is not in default at the expiration or termination of this Lease, Landlord will return the Security Deposit to Tenant, less the non-refundable Cleaning Fee portion designated in Subparagraph 1(k). Landlord’s obligations with respect to the Security Deposit are those of a debtor and not of a trustee.

8. USE.

(a) Tenant’s Use of the Premises. The Premises may be used for the use or uses set forth in Subparagraph 1(l) only, and Tenant will not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Nothing in this Lease will be deemed to give Tenant any exclusive right to such use in the Project.

(b) Compliance. At Tenant’s sole cost and expense, Tenant agrees to procure, maintain and hold available for Landlord’s inspection, all governmental licenses and permits required for the proper and lawful conduct of Tenant’s business from the Premises, if any. Tenant agrees not to use, alter or occupy the Premises or allow the Premises to be used, altered and occupied in violation of, and Tenant, at its sole cost and expense, agrees to use and occupy the Premises, and cause the Premises to be used and occupied, in compliance with: (i) any and all laws, statutes, zoning restrictions, ordinances, rules, regulations, orders and rulings now or hereafter in force and any requirements of any insurer, insurance authority or duly constituted public authority having jurisdiction over the Premises, the Building or the Project now or hereafter in force, (ii) the requirements of the Board of Fire Underwriters and any other similar body, (iii) the Certificate of Occupancy issued for the Building, and (iv) any recorded covenants, conditions and restrictions and similar regulatory agreements, if any, which affect the use, occupation or alteration of the Premises, the Building and/or the Project. Tenant agrees to comply with the Rules and Regulations referenced in Paragraph 28 below. Tenant agrees not to do or permit anything to be done in or about the Premises which will in any manner obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or unreasonably annoy them, or use or allow the Premises to be used for any unlawful or unreasonably objectionable purpose. Tenant agrees not to place or store any articles or materials outside of the Premises or to cause, maintain or permit any nuisance or waste in, on, under or about the Premises or elsewhere within the Project. Tenant shall not use or allow the Premises to be used for lodging, bathing or the washing of clothes.

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(c) Hazardous Materials. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute “Hazardous Materials” as defined in this Lease), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Project by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant’s Parties”), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Concurrently with the execution of this Lease and annually thereafter, within ten (10) days of written request from Landlord, Tenant agrees to complete and deliver to Landlord an Environmental Questionnaire in the form of Exhibit “F” attached hereto. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant’s Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s partners, officers, directors, employees, agents, successors and assigns (collectively, “Landlord Indemnified Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused or permitted by Tenant or any of Tenant’s Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials in the Premises, the Building or any other portion of the Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant’s Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord’s mortgagee(s). At all times during the Term of this Lease, Landlord will have the right, but not the obligation, to enter upon the Premises to inspect, investigate, sample and/or monitor the Premises to determine if Tenant is in compliance with the terms of this Lease regarding Hazardous Materials. As used in this Lease, the term “Hazardous Materials” shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), and freon and other chlorofluorocarbons. The provisions of this Subparagraph 8(c) will survive the expiration or earlier termination of this Lease.

(d) Refuse and Sewage. Tenant agrees not to keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and agrees to regularly and frequently remove same from the Premises. Tenant shall keep all containers or other equipment used for storage of such materials in a clean and sanitary condition. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system for the disposal of anything except sanitary sewage. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition. If the volume of Tenant’s trash becomes excessive in Landlord’s judgment, Landlord shall have the right to charge Tenant for additional trash disposal services and/or to require that Tenant contract directly for additional trash disposal services at Tenant’s sole cost and expense.

9. NOTICES. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by overnight courier or an express mailing service) or by mail, if sent by registered or certified mail. Notices to Tenant shall be sufficient if delivered to Tenant at the Premises and notices to Landlord shall be sufficient if delivered to Landlord at the address designated in Subparagraph 1(a). Either party may specify a different address for notice purposes by written notice to the other, except that the Landlord may in any event use the Premises as Tenant’s address for notice purposes.

10. BROKERS. The parties acknowledge that the broker(s) who negotiated this Lease are stated in Subparagraph 1(m). Landlord and Tenant each agree to promptly indemnify, protect, defend and hold harmless the other from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys’ fees and court costs) resulting from any breach by the indemnifying party of the foregoing representation, including, without limitation, any claims that may be asserted by any broker, agent or finder undisclosed by the indemnifying party. The foregoing mutual indemnity shall survive the expiration or earlier termination of this Lease. Tenant agrees that Landlord will not recognize or compensate any third party broker with regards to any renewals and/or expansions.

11. SURRENDER; HOLDING OVER.

(a) Surrender. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger, and shall, at the option of Landlord, operate as an assignment to Landlord of any or all subleases or subtenancies. Upon the expiration or earlier termination of this Lease, Tenant agrees to timely and peaceably surrender the Premises to Landlord broom clean and in a state of good order, repair and condition, ordinary wear and tear and casualty damage excepted, with all of Tenant’s personal property and alterations removed from the Premises to the extent required under Paragraph 13 and all damage caused by such removal repaired as required by Paragraph 13. The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof alone will not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

(b) Holding Over. If Tenant holds over after the expiration or earlier termination of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, and evict Tenant immediately, or consent in writing to the continued occupancy by Tenant which shall be subject to all of the terms, covenants and conditions of this Lease, so far as applicable, including the payment of Operating Expenses, except that the Monthly Base Rent for any month or partial month during which Tenant holds over shall be equal to one hundred fifty percent (150%) of the Monthly Base Rent in effect under this Lease immediately prior to such holdover. Acceptance by Landlord of rent after such expiration or earlier termination will not result in a renewal of this Lease. If Tenant fails to surrender the Premises upon the expiration of this Lease in accordance with the terms of this Paragraph 11 despite demand to do so by Landlord, Tenant agrees to promptly indemnify, protect, defend and hold Landlord harmless from all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys’ fees and costs), including, without limitation, costs and expenses incurred by Landlord in returning the Premises to the condition in which Tenant was to surrender it and claims made by any succeeding tenant founded on or resulting from Tenant’s failure to timely surrender the Premises in accordance with the terms of this Lease. The provisions of this Subparagraph 11(b) will survive the expiration or earlier termination of this Lease.

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12. TAXES ON TENANT’S PROPERTY. Tenant agrees to pay before delinquency, all taxes and assessments (real and personal) levied against Tenant’s business operations or any personal property, improvements, alterations, trade fixtures or merchandise placed by Tenant in or about the Premises.

13. ALTERATIONS. Tenant shall not make any alterations to the Premises or any other aspect of the Project, without Landlord’s prior written consent, which consent Landlord may withhold in its reasonable but subjective discretion. Notwithstanding the foregoing to the contrary, Tenant shall not make (i) any structural alterations, improvements or additions to the Premises, or (ii) any alterations, improvements or additions to the Premises which (a) will adversely impact the Building’s mechanical, electrical or heating, ventilation or air conditioning systems, or (b) will adversely impact the structure of the Building, or (c) are visible from the exterior of the Premises, or (d) which will result in the penetration or puncturing of the roof or floor, without, in each case, first obtaining Landlord’s prior written consent or approval to such Alterations (which consent or approval shall be in the Landlord’s sole and absolute discretion). All permitted alterations must be performed in compliance with Landlord’s standard rules and regulations regarding alterations. All alterations will become the property of Landlord and will remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may require Tenant to remove any or all alterations at the end of the Term of this Lease. If Tenant fails to remove by the expiration or earlier termination of this Lease all of its personal property, or any alterations identified by Landlord for removal, Landlord may, at its option, treat such failure as a hold-over pursuant to Subparagraph 11(b) above, and/or Landlord may (without liability to Tenant for loss thereof) treat such personal property and/or alterations as abandoned and, at Tenant’s sole cost and expense and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items; and/or (b) upon ten (10) days’ prior notice to Tenant, sell, discard or otherwise dispose of all or any such items at private or public sale for such price as Landlord may obtain or by other commercially reasonable means. Tenant shall be liable for all costs of disposition of Tenant’s abandoned property and Landlord shall have no liability to Tenant with respect to any such abandoned property. Landlord agrees to apply the proceeds of any sale of any such property to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

14. REPAIRS.

(a) Landlord’s Obligations. Landlord agrees to repair and maintain the structural portions of the Building, including the foundations, bearing and exterior walls (excluding glass), subflooring and roof (excluding skylights), and the unexposed electrical, plumbing and sewer systems, including those portions of such systems which are outside the Premises (gutters and downspouts on the Building), unless such maintenance and repairs are caused in part or in whole by the act, neglect or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant will pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. The costs of maintenance and repairs performed by Landlord will be included in Operating Expenses. Except as provided in this Subparagraph 14(a), Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. Landlord will not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Tenant will not be entitled to any abatement of rent and Landlord will not have any liability by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein.

(b) Tenant’s Obligations. Tenant agrees to keep, maintain and preserve the Premises in a state of condition and repair consistent with the Building and the permitted Use and, when and if needed, at Tenant’s sole cost and expense, to make all repairs to the Premises and every part thereof including, without limitation, all walls, storefronts, floors, ceilings, interior and exterior doors and windows and fixtures, interior plumbing, heating, ventilating and air conditioning systems including HVAC service contracts which serve the Premises, and supplemental HVAC systems, if any, installed by Tenant. Any such maintenance and repairs will be performed by Landlord’s contractor, or at Landlord’s option, by such contractor or contractors as Tenant may choose from an approved list to be submitted by Landlord or, Tenant may recommend its vendor(s) for Landlord’s consideration and approval versus choosing Landlord’s contractor prior to performing any such maintenance. Tenant agrees to pay all costs and expenses incurred in such maintenance and repair within ten (10) days after billing by such contractor or contractors. If Tenant refuses or neglects to repair and maintain the Premises properly as required hereunder to the reasonable satisfaction of Landlord, Landlord, at any time following ten (10) days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance, may enter upon the Premises and make such repairs and/or maintenance, and upon completion thereof, Tenant agrees to pay to Landlord as additional rent, Landlord’s costs for making such repairs plus an amount not to exceed ten percent (10%) of such costs for overhead, within ten (10) days of receipt from Landlord of a written itemized bill therefor. Any amounts not reimbursed by Tenant within such ten (10) day period will bear interest at the Interest Rate until paid by Tenant.

15. LIENS. Tenant agrees not to permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Project, the Building or the Premises, nor against Tenant’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant’s agents, employees, contractors, licensees or invitees. At Landlord’s request, Tenant agrees to provide Landlord with enforceable, conditional and final lien releases (or other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials at the Premises. Landlord will have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant will, at its sole cost and expense, promptly cause such liens to be released of record or bonded so that it no longer affects title to the Project, the Building or the Premises. If Tenant fails to cause any such liens to be so released or bonded within ten (10) days after filing thereof, such failure will be deemed a material breach by Tenant under this Lease without the benefit of any additional notice or cure period described in Paragraph 22 below, and Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claims giving rise to such liens. Tenant agrees to pay to Landlord within ten (10) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord. Tenant shall also indemnify each and all of the Landlord Indemnified Parties against any damages, losses or costs arising out of any such mechanic’s, materialmen’s or other liens filed against all or any part of the Project, Building or the Premises by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant’s agents, employees, contractors, licensees or invitees.

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16. ENTRY BY LANDLORD. Landlord and its employees and agents will at all reasonable times have the right to enter the Premises to inspect the same, to show the Premises to prospective purchasers or tenants, to post notices of non-responsibility, and/or to repair the Premises as permitted or required by this Lease. In exercising such entry rights, Landlord will endeavor to minimize, as reasonably practicable, the interference with Tenant’s business, and will provide Tenant with reasonable advance notice of any such entry (except in emergency situations). Landlord will at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant’s vaults and safes. Tenant shall not alter any lock or install any new or additional locks or bolts on any door of the Premises without Landlord’s prior written consent and without providing Landlord with a key to all such locks. Except in the case of the gross negligence or willful misconduct of Landlord, any entry to the Premises obtained by Landlord will not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises and Landlord will not be liable to Tenant for any damages or losses resulting from any such entry.

17. UTILITIES AND SERVICES.

(a) Throughout the Term of this Lease, Tenant shall pay directly to the utility company providing such service all costs for water, gas, heat, light, power, sewer, electricity, telephone and other services metered, chargeable or provided to the Premises. Landlord will not be liable to Tenant for any failure to furnish any of the foregoing utilities and services if such failure is caused by all or any of the following: (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action or inaction; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or (v) any other cause beyond Landlord’s reasonable control. In addition, in the event of any stoppage or interruption of services or utilities, Tenant shall not be entitled to any abatement or reduction of rent (except as expressly provided in Subparagraph 20(f) or Subparagraph 21(b) if such failure results from a damage or taking described therein), no eviction of Tenant will result from such failure and Tenant will not be relieved from the performance of any covenant or agreement in this Lease because of such failure. In the event of any failure, stoppage or interruption thereof, Landlord agrees to diligently attempt to resume service promptly.

(b) The electricity for the Premises is currently in Landlord’s name. Tenant agrees to contact Rocky Mountain Power at (888) 221-7070 within ten (10) days from the date Tenant takes possession of the Premises and have the bill for electricity put into Tenant’s name. Tenant shall reimburse Landlord for any interim charges actually billed to Landlord for electricity from the date Tenant takes possession of the Premises until the date the bill is put into Tenant’s name. In the event Tenant fails to put the bill for electricity in Tenant’s name within ten (10) days from the date Tenant takes possession of the Premises, Landlord shall have the right to contact Rocky Mountain Power on the eleventh (11th) day after Tenant takes possession of the Premises and have the electricity for the Premises turned off and Tenant shall be responsible for any additional costs incurred by Landlord plus an administration fee of Five Hundred Dollars ($500.00). Tenant hereby acknowledges that Tenant has the absolute responsibility to contact Rocky Mountain Power and have electrical service put into Tenant’s name. In the event Tenant fails to put the bill for electrical service into Tenant’s name as required hereinabove and Landlord has electrical service turned off, Tenant understands that there will be no electrical service to the Premises. In such event, Tenant releases and holds Landlord harmless from any claims, demands, liabilities, damages, expenses, actions and causes of action based on, arising out of, or related thereto. Tenant waives the right to additional notice of any kind from Landlord and/or Rocky Mountain Power and specifically waives any rights or remedies provided by law.

18. ASSUMPTION OF RISK AND INDEMNIFICATION.

(a) Assumption of Risk. Tenant, as a material part of the consideration to Landlord, agrees that neither Landlord nor any Landlord Indemnified Parties (as defined in Subparagraph 8(c) above) will be liable to Tenant for, and Tenant expressly assumes the risk of and waives any and all claims it may have against Landlord or any Landlord Indemnified Parties with respect to, (i) any and all damage to property or injury to persons in, upon or about the Premises, the Building or the Project resulting from the act or omission (except for the grossly negligent or intentionally wrongful act or omission) of Landlord, (ii) any such damage caused by other tenants or persons in or about the Building or the Project, or caused by quasi-public work, (iii) any damage to property entrusted to employees of the Building, (iv) any loss of or damage to property by theft or otherwise, or (v) any injury or damage to persons or property resulting from any casualty, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from any part of the Building or any other portion of the Project or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, or resulting from dampness. Neither Landlord nor any Landlord Indemnified Parties will be liable for consequential damages arising out of any loss of the use of the Premises or any equipment, property or facilities therein by Tenant or any Tenant Parties (as defined in Subparagraph 8(c) above) or for interference with light. Tenant agrees to give prompt notice to Landlord in case of fire or accidents in the Premises or the Building, or of defects therein or in the fixtures or equipment.

(b) Indemnification. Tenant will be liable for, and agrees, to the maximum extent permissible under applicable law, to promptly indemnify, protect, defend and hold harmless Landlord and all Landlord Indemnified Parties, from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs, including attorneys’ fees and court costs (collectively, “Indemnified Claims”), arising or resulting from (i) any act or omission of Tenant or any Tenant Parties; (ii) the use of the Premises and Common Areas and conduct of Tenant’s business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere within the Project; and/or (iii) any default by Tenant of any obligations on Tenant’s part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, agrees to promptly defend the same at Tenant’s sole cost and expense by counsel approved in writing by Landlord, which approval Landlord will not unreasonably withhold.

(c) Survival; No Release of Insurers. Tenant’s indemnification obligations under Subparagraph 18(b) will survive the expiration or earlier termination of this Lease. Tenant’s covenants, agreements and indemnification obligation in Subparagraph 18(a) and Subparagraph 18(b) above, are not intended to and will not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

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19. INSURANCE.

(a) Tenant’s Insurance. Commencing on the date of final mutual execution and delivery of this Lease and continuing throughout the entire Term hereof and any other period of occupancy, Tenant agrees to keep in full force and effect, at its sole cost and expense, the insurance specified on Exhibit “E” attached hereto. Landlord reserves the right to require any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts, and for insurance risks against which, a prudent tenant would protect itself, but only to the extent coverage for such risks and amounts are available in the insurance market at commercially acceptable rates. Landlord makes no representation that the limits of liability required to be carried by Tenant under the terms of this Lease are adequate to protect Tenant’s interests and Tenant should obtain such additional insurance or increased liability limits as Tenant deems appropriate.

(b) Supplemental Tenant Insurance Requirements. All policies must be in a form reasonably satisfactory to Landlord and issued by an insurer admitted to do business in the State. All policies must be issued by insurers with a policyholder rating of “A” and a financial rating of “X” in the most recent version of Best’s Key Rating Guide. All policies must contain a requirement to notify Landlord (and Landlord’s property manager and any mortgagees or ground lessors of Landlord who are named as additional insureds, if any) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof. Tenant agrees to deliver to Landlord, prior to occupancy and within 10 days of each renewal, certificate(s) of insurance including endorsements providing requested additional insured, primary and non-contributory, waiver of subrogation and notice of cancellation and/or if required by Landlord, certified copies of each policy evidencing the existence of such insurance and Tenant’s compliance with the provisions of this Paragraph 19. Tenant agrees to cause replacement policies or certificates to be delivered to Landlord within 10 days of the expiration of any such policy or policies. If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein, Landlord will have the right, but not the obligation, to obtain such insurance as Landlord deems necessary to protect Landlord’s interests at Tenant’s expense. Tenant’s insurance under Subparagraph 19(a) above must name Landlord and Landlord’s property manager (and at Landlord’s request, Landlord’s mortgagees and ground lessors of which Tenant has been informed in writing) as additional insureds and must also contain a provision that the insurance afforded by such policy is primary insurance and any insurance carried by Landlord and Landlord’s property manager or Landlord’s mortgagees or ground lessors, if any, will be excess over and non-contributing with Tenant’s insurance.

(c) Waiver of Right of Recovery. Tenant and Landlord each assumes all risk with respect to damage to or theft of its respective property located at the Premises and with respect to Tenant, interruption of its business and agrees to look solely to its own insurance in the case of any damage to its property or and with respect to Tenant, interruption to its business. Landlord, Tenant, each waive any right of recovery against the other and their respective agents, employees, contractors and managers for any loss or damage with respect to its property, or the Premises or the Building. Failure of a party to insure shall not void this waiver. Any fire, extended coverage or property insurance policy maintained by Tenant or Landlord shall contain a waiver of subrogation provision. The waivers of right or recovery contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT.

(d) Business Interruption. Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord and its agents, employees, contractors and managers for, any loss for or from business interruption or loss of use of the Premises or Property suffered by Tenant in connection with Tenant’s use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD.

20. DAMAGE OR DESTRUCTION.

(a) Partial Destruction. If the Premises or the Building are damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord’s contractor reasonably estimates in a writing delivered to Landlord and Tenant that the damage thereto may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred eighty (180) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant’s insurance which Tenant is required to deliver to Landlord pursuant to Subparagraph 20(d) below to cover Tenant’s obligation for the costs of repair, reconstruction and restoration of any portion of the tenant improvements and any alterations for which Tenant is responsible under this Lease), then Landlord agrees to commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease will continue in full force and effect.

(b) Substantial Destruction. Any damage or destruction to the Premises or the Building which Landlord is not obligated to repair pursuant to Subparagraph 20(a) above will be deemed a substantial destruction. In the event of a substantial destruction, Landlord may elect to either: (i) repair, reconstruct and restore the portion of the Building or the Premises damaged by such casualty, in which case this Lease will continue in full force and effect, subject to Tenant’s termination right contained in Subparagraph 20(c) below; or (ii) terminate this Lease effective as of the date which is thirty (30) days after Tenant’s receipt of Landlord’s election to so terminate.

(c) Termination Rights. If Landlord elects to repair, reconstruct and restore pursuant to Subparagraph 20(b)(i) hereinabove, and if Landlord’s contractor estimates that as a result of such damage, Tenant cannot be given reasonable use of and access to the Premises within two hundred forty (240) days after the date of such damage, then either Landlord or Tenant may terminate this Lease effective upon delivery of written notice to the other within ten (10) days after Landlord delivers notice to Tenant of its election to so repair, reconstruct or restore; provided, however, Tenant shall have no right to terminate this Lease if Landlord can relocate Tenant to other comparable Premises in the Building or the Project within one hundred eighty (180) days after the date of such damage.

(d) Tenant’s Costs and Insurance Proceeds. In the event of any damage or destruction of all or any part of the Premises, Tenant agrees to immediately (i) notify Landlord thereof, and (ii) deliver to Landlord all property insurance proceeds received by Tenant with respect to any tenant improvements installed by or at the cost of Tenant and any alterations, but excluding proceeds for Tenant’s furniture, fixtures, equipment and other personal property, whether or not this Lease is terminated as permitted in this Paragraph 20, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If for any reason (including Tenant’s failure to obtain required insurance), Tenant fails to receive insurance proceeds covering the full replacement cost of any tenant improvements and any alterations which are damaged, Tenant will be deemed to have self-insured the replacement cost of such items, and upon any damage or destruction thereto, Tenant agrees to immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord’s or Tenant’s insurance with respect to such items.

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(e) Abatement of Rent. In the event of any damage, repair, reconstruction and/or restoration described in this Paragraph 20, rent will be abated or reduced, as the case may be, from the date of such casualty in proportion to the degree to which Tenant’s use of the Premises is impaired during such period of repair until such use is restored. Except for abatement of rent as provided hereinabove, Tenant will not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Premises or for lost profits or any other consequential damages of any kind or nature, which result from any such damage, repair, reconstruction or restoration.

(f) Damage Near End of Term. Landlord and Tenant shall each have the right to terminate this Lease if any damage to the Premises or the Building occurs during the last twelve (12) months of the Term of this Lease where Landlord’s contractor estimates in a writing delivered to Landlord and Tenant that the repair, reconstruction or restoration of such damage cannot be completed within sixty (60) days after the date of such casualty. If either party desires to terminate this Lease under this Subparagraph (f), it shall provide written notice to the other party of such election within ten (10) days after receipt of Landlord’s contractor’s repair estimates.

(g) Waiver of Termination Right. Landlord and Tenant agree that the foregoing provisions of this Paragraph 20 are to govern their respective rights and obligations in the event of any damage or destruction and supersede and are in lieu of the provisions of any applicable law, statute, ordinance, rule, regulation, order or ruling now or hereafter in force which provide remedies for damage or destruction of leased premises.

21. EMINENT DOMAIN.

(a) Substantial Taking. If the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises, as contemplated by this Lease, is taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party will have the right to terminate this Lease effective as of the date possession is required to be surrendered to such authority.

(b) Partial Taking; Abatement of Rent. In the event of a taking of a portion of the Premises which does not substantially interfere with Tenant’s use and occupancy of the Premises including any temporary taking of ninety (90) days or less, then, neither party will have the right to terminate this Lease and Landlord will thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds therefor from the condemning authority), and rent will be abated with respect to the part of the Premises which Tenant is deprived of on account of such taking. Notwithstanding the immediately preceding sentence to the contrary, if any part of the Building or the Project is taken (whether or not such taking substantially interferes with Tenant’s use of the Premises), Landlord may terminate this Lease upon sixty (60) days’ prior written notice to Tenant if Landlord also terminates the leases of the other tenants of the Building which are leasing comparably sized space for comparable lease terms.

(c) Condemnation Award. In connection with any taking of the Premises or the Building, Landlord will be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award will be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value will be the sole property of Landlord. Tenant agrees not to assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant will have the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant’s furniture, fixtures, equipment and other personal property within the Premises, for Tenant’s relocation expenses, and for any loss of goodwill or other damage to Tenant’s business by reason of such taking.

22. DEFAULTS AND REMEDIES.

(a) Defaults. The occurrence of any one or more of the following events will be deemed a default by Tenant:

(i)	The abandonment or vacation of the Premises by Tenant.

(ii)	The failure by Tenant to make any payment of rent or additional rent or any other rent required to be made by Tenant hereunder, as and when due, where such failure continues for a period of five (5) business days after written notice thereof from Landlord to Tenant (which notice shall be in lieu of, and not in addition to, any notice required by law).

(iii)	The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 22(a)(i) or Subparagraph 22(a)(ii) above, where such failure continues for a period of five (5) days after written notice thereof from Landlord to Tenant. If the nature of Tenant’s default is such that more than five (5) days are reasonably required for its cure, then Tenant will not be deemed to be in default if Tenant, with Landlord’s concurrence, commences such cure within such five (5) day period and thereafter diligently prosecutes such cure to completion.

(iv)	(A) The making by Tenant of any general assignment for the benefit of creditors; (B) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (C) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (D) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within thirty (30) days.

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(b) Landlord’s Remedies; Termination. In the event of any default by Tenant, in addition to any other remedies available to Landlord at law or in equity under applicable law, Landlord will have the immediate right and option to terminate this Lease and all rights of Tenant hereunder. If Landlord elects to terminate this Lease then, to the extent permitted under applicable law, Landlord may recover from Tenant: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, results therefrom including, but not limited to: attorneys’ fees and costs; brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises, and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, alterations, the tenant improvements and any other items which Tenant is required under this Lease to remove but does not remove, as well as the unamortized value of any free rent, reduced rent, free parking, reduced rate parking and any tenant improvement allowance or other costs or economic concessions provided, paid, granted or incurred by Landlord pursuant to this Lease. As used in Subparagraphs 22(b)(i) and Subparagraphs 22(b)(ii) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate. As used in Subparagraph 22(b)(iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c) Landlord’s Remedies; Re-Entry Rights. In the event of any default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord will also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere and/or disposed of at the sole cost and expense of and for the account of Tenant in accordance with the provisions of Paragraph 13 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Subparagraph 22(c) will be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

(d) Landlord’s Remedies; Re-Letting. If Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof on terms and conditions as Landlord in its sole and absolute discretion may deem advisable with the right to make alterations and repairs to the Premises in connection with such reletting. If Landlord elects to relet the Premises, then rents received by Landlord from such reletting will be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises incurred in connection with such reletting; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, will be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rents received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant agrees to pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency will be calculated and paid monthly.

(e) Landlord’s Remedies; Performance for Tenant. All covenants and agreements to be performed by Tenant under any of the terms of this Lease are to be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money owed to any party other than Landlord, for which it is liable under this Lease, or if Tenant fails to perform any other act on its part to be performed hereunder, and such failure continues for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from its obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. Tenant agrees to reimburse Landlord upon demand for all sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord until reimbursed by Tenant. This remedy shall be in addition to any other right or remedy of Landlord set forth in this Paragraph 22.

(f) Late Payment. If Tenant fails to pay any installment of rent when due or if Tenant fails to make any other payment for which Tenant is obligated under this Lease when due, such late amount will accrue interest at the Interest Rate until such amount is paid by Tenant to Landlord. In addition, Tenant agrees to pay to Landlord concurrently with such late payment amount, as additional rent, a late charge equal to ten percent (10%) of the amount due to compensate Landlord for the extra costs Landlord will incur as a result of such late payment. Landlord and Tenant agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment. Acceptance of any such interest and late charge will not constitute a waiver of the Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord. If Tenant incurs a late charge more than three (3) times in any period of twelve (12) months during the Lease Term, then, notwithstanding that Tenant cures the late payments for which such late charges are imposed, Landlord will have the right to require Tenant thereafter to pay all installments of Monthly Base Rent quarterly in advance in the form of a cashier’s check throughout the remainder of the Lease Term. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $40.00, and thereafter, Landlord may require Tenant to pay all future payments of rent or other sums due by money order or cashier’s check.

(g) Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Lease will be construed and held to be cumulative, and no one of them will be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 22 will be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

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23. LANDLORD’S DEFAULT. Landlord will not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord will not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any default by Landlord, Tenant may exercise any of its rights provided at law or in equity, subject to the limitations on liability set forth in Paragraph 35 of this Lease.

24. ASSIGNMENT AND SUBLETTING.

(a) Restriction on Transfer. Except as otherwise expressly provided in this Paragraph 24, Tenant will not, either voluntarily or by operation of law, assign or encumber this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease or the like will sometimes be referred to as a “Transfer”), without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold. For purposes of this Paragraph 24, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of fifty percent (50%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, will be deemed a Transfer and will be subject to all of the restrictions and provisions contained in this Paragraph 24; provided, however, this provision will not apply to public corporations, the stock of which is traded through a public stock exchange or over the counter system. Additionally, Tenant may assign this Lease to a wholly owned subsidiary of Tenant without Landlord’s consent, provided that Tenant shall remain responsible for, and act as guarantor of, all the obligations and duties set forth in this Agreement. Should Tenant assign this Lease to a wholly owned subsidiary, Tenant shall so advise Landlord of such assignment within five (5) business days of such assignment.

(b) Transfer Notice. If Tenant desires to effect a Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant agrees to give Landlord a notice (the “Transfer Notice”), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as “Transferee”), reasonable information (including references) concerning the character, ownership, and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require.

(c) Landlord’s Options. Within fifteen (15) days of Landlord’s receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee’s financial responsibility, Landlord will notify Tenant of its election to do one of the following: (i) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; (ii) refuse such consent, which refusal shall be on reasonable grounds; or (iii) terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned and recapture all or such portion of the Premises for reletting by Landlord.

(d) Additional Conditions. A condition to Landlord’s consent to any Transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord. Tenant agrees to pay to Landlord, as additional rent, all sums and other consideration payable to and for the benefit of Tenant by the assignee or sublessee in excess of the rent payable under this Lease for the same period and portion of the Premises. In calculating excess rent or other consideration which may be payable to Landlord under this paragraph, Tenant will be entitled to deduct commercially reasonable third party brokerage commissions and attorneys’ fees and other amounts reasonably and actually expended by Tenant in connection with such assignment or subletting if acceptable written evidence of such expenditures is provided to Landlord. Notwithstanding anything herein to the contrary, no Transfer will release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, Tenant agrees to pay Landlord a non-refundable administrative fee of not less than One Hundred Dollars ($100.00) and not more than Five Hundred Dollars ($500.00), plus Landlord’s reasonable attorneys’ fees.

25. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or beneficiary with a deed of trust encumbering the Building and/or the Project, or any lessor of a ground or underlying lease with respect to the Building, this Lease will be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building; and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed for which the Building, the Project or any leases thereof, or Landlord’s interest and estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord reserves the right to subordinate any such ground leases or underlying leases or any such liens to this Lease. If any such ground lease or underlying lease terminates for any reason or any such mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord’s successor in interest, Tenant agrees to attorn to and become the tenant of such successor in which event Tenant’s right to possession of the Premises will not be disturbed as long as Tenant is not in default under this Lease. Tenant hereby waives its rights under any law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease and Tenant’s attornment agreement with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust. If Tenant fails to sign and return any such documents within ten (10) days of receipt, Tenant will be in default hereunder.

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26. ESTOPPEL CERTIFICATE. Within ten (10) days following any written request which Landlord may make from time to time, Tenant agrees to execute and deliver to Landlord an estoppel certificate, in Landlord’s standard form or as may reasonably be required by Landlord’s lender. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 26 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein. Tenant’s failure to deliver such statement within such time will be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one (1) month’s rent has been paid in advance. Without limiting the foregoing, if Tenant fails to deliver any such statement within such ten (10) day period, Landlord may deliver to Tenant an additional request for such statement and Tenant’s failure to deliver such statement to Landlord within ten (10) days after delivery of such additional request will constitute a default under this Lease. Tenant agrees to indemnify and protect Landlord from and against any and all claims, damages, losses, liabilities and expenses (including attorneys’ fees and costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord as required by this Paragraph 26.

27. BUILDING PLANNING. If Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with the planning program for the Building or the Project, Landlord will have the right, upon thirty (30) days’ prior written notice to Tenant, to move Tenant to other space in the Project of substantially similar size as the Premises, and with tenant improvements of substantially similar age, quality and layout as then existing in the Premises. Any such relocation will be at Landlord’s cost and expense, including the cost of providing such substantially similar tenant improvements (but not any furniture or personal property) and Tenant’s reasonable moving, telephone installation and stationary reprinting costs. If Landlord so relocates Tenant, the terms and conditions of this Lease will remain in full force and effect and apply to the new space, except that (a) a revised Exhibit “A” will become part of this Lease and will reflect the location of the new space, (b) Paragraph 1 of this Lease will be amended to include and state all correct data as to the new space, (c) the new space will thereafter be deemed to be the “Premises”, and (d) all economic terms and conditions (e.g. rent, total Operating Expense Allowance, etc.) will be adjusted on a per square foot basis based on the total number of rentable square feet of area contained in the new space. Landlord and Tenant agree to cooperate fully with one another in order to minimize the inconvenience to Tenant resulting from any such relocation.

28. RULES AND REGULATIONS. Tenant agrees to faithfully observe and comply with the “Rules and Regulations,” a copy of which is attached hereto and incorporated herein by this reference as Exhibit “D,” and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord will not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building of any of the Rules and Regulations.

29. MODIFICATION AND CURE RIGHTS OF LANDLORD’S MORTGAGEES AND LESSORS. Tenant, within ten (10) days after request therefor, agrees to execute any reasonable amendments to this Lease which may be requested by any lender or ground lessor of the Project, provided any such amendments do not increase the obligations of Tenant under this Lease or adversely affect the leasehold estate created by this Lease. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises or ground lessor of Landlord whose address has been furnished to Tenant, and Tenant agrees to offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant’s rights hereunder, by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure).

30. DEFINITION OF LANDLORD. The term “Landlord,” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, means and includes only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title (other than a transfer for security purposes only), Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) will be automatically relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, so long as the transferee assumes in writing all such covenants and obligations of Landlord arising after the date of such transfer. Landlord and Landlord’s transferees and assignees have the absolute right to transfer all or any portion of their respective title and interest in the Project, the Building, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer will not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

31. WAIVER. The waiver by either party of any breach of any term, covenant or condition herein contained will not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor will any custom or practice which may develop between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon performance in strict accordance with said terms. The subsequent acceptance of rent or any other payment hereunder by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lesser sum than the basic rent and additional rent or other sum then due will be deemed to be other than on account of the earliest installment of such rent or other amount due, nor will any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval will not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.

32. PARKING. So long as this Lease is in effect and provided Tenant is not in default hereunder, Landlord grants to Tenant, Tenant’s visitors and guests a non-exclusive license to use the parking areas which serve the Building subject to the terms and conditions of this Paragraph 32. Tenant will not use or allow any of Tenant’s employees or guests to use any parking spaces which have been specifically assigned by Landlord to other tenants or occupants or for other uses such as visitor parking or which have been designated by any governmental entity as being restricted to certain uses. Landlord may assign any unreserved and unassigned parking spaces and/or make all or any portion of such spaces reserved, if Landlord reasonably determines that it is necessary for orderly and efficient parking or for any other reasonable reason. Landlord reserves the right from time to time to adopt other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.

33. FORCE MAJEURE. If either Landlord or Tenant is delayed, hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lock-outs, labor troubles, inability to procure standard materials, failure of power, restrictive governmental laws, regulations or orders or governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations which is not the result of the action or inaction of the party claiming such delay), riots, civil unrest or insurrection, war, fire, earthquake, flood or other natural disaster, unusual and unforeseeable delay which results from an interruption of any public utilities (e.g., electricity, gas, water, telephone) or other unusual and unforeseeable delay not within the reasonable control of the party delayed in performing work or doing acts required under the provisions of this Lease, then performance of such act will be excused for the period of the delay and the period for the performance of any such act will be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, the provisions of this Paragraph 33 will not operate to excuse Tenant from prompt payment of rent or any other payments required under the provisions of this Lease.

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34. SIGNS. Landlord has designated the location on the Premises, for two (2) city approved Tenant identification signs which location is shown on Exhibit “H” attached hereto. Tenant has no right to install Tenant identification signs in any other location in, on or about the Premises or the Project and will not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building or from within the Building in any interior or exterior common areas. The size, design, color and other physical aspects of any and all permitted sign(s) will be subject to (i) Landlord’s written approval prior to installation, which approval may be withheld in Landlord’s discretion, (ii) any covenants, conditions or restrictions and sign criteria governing the Project, and (iii) any applicable municipal or governmental permits and approvals. The current sign criteria for the Project is shown on Exhibit C attached hereto. Tenant will be solely responsible for all costs for installation, maintenance, repair and removal of any Tenant identification sign(s). If Tenant fails to remove Tenant’s sign(s) upon termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant’s sole cost and expense. Tenant agrees to reimburse Landlord for all costs incurred by Landlord to effect any installation, maintenance or removal on Tenant’s account, which amount will be deemed additional rent, and may include, without limitation, all sums disbursed, incurred or deposited by Landlord including Landlord’s costs, expenses and actual attorneys’ fees with interest thereon at the Interest Rate from the date of Landlord’s demand until paid by Tenant. Any sign rights granted to Tenant under this Lease are personal to Tenant and may not be assigned, transferred or otherwise conveyed to any assignee or subtenant of Tenant without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

35. LIMITATION ON LIABILITY. In consideration of the benefits accruing hereunder, Tenant on behalf of itself and all successors and assigns of Tenant covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (a) Tenant’s recourse against Landlord for monetary damages will be limited to Landlord’s interest in the Building including, subject to the prior rights of any Mortgagee, Landlord’s interest in the rents of the Building and any insurance proceeds payable to Landlord; (b) except as may be necessary to secure jurisdiction of the partnership, no partner of Landlord shall be sued or named as a party in any suit or action and no service of process shall be made against any partner, member, shareholder, officer or director of Landlord; (c) no partner, member, shareholder, officer or director of Landlord shall be required to answer or otherwise plead to any service of process; (d) no judgment will be taken against any partner, member, shareholder, officer or director of Landlord and any judgment taken against any partner, member, shareholder, officer or director of Landlord may be vacated and set aside at any time after the fact; (e) no writ of execution will be levied against the assets of any partner, member, shareholder, officer or director of Landlord; (f) the obligations under this Lease do not constitute personal obligations of the individual partners, members, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, members, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease; and (g) these covenants and agreements are enforceable both by Landlord and also by any partner, member, shareholder, officer or director of Landlord.

36. FINANCIAL STATEMENTS. Prior to the execution of this Lease by Landlord and at any time during the Term of this Lease upon ten (10) days prior written notice from Landlord, Tenant agrees to provide Landlord with a current financial statement for Tenant and any guarantors of Tenant and financial statements for the two (2) years prior to the current financial statement year for Tenant and any guarantors of Tenant. Such statements are to be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, audited by an independent certified public accountant.

37. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

38. MISCELLANEOUS.

(a) Conflict of Laws. This Lease shall be governed by and construed solely pursuant to the laws of the State of Utah, without giving effect to choice of law principles thereunder.

(b) Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(c) Professional Fees and Costs. If either Landlord or Tenant should bring suit against the other with respect to this Lease, then all costs and expenses, including without limitation, actual professional fees and costs such as appraisers’, accountants’ and attorneys’ fees and costs, incurred by the party which prevails in such action, whether by final judgment or out of court settlement, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. As used herein, attorneys’ fees and costs shall include, without limitation, attorneys’ fees, costs and expenses incurred in connection with any (i) post judgment motions; (ii) contempt proceedings; (iii) garnishment, levy and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation. Tenant agrees to pay all collection agency fees and attorneys’ fees charged to Landlord in connection with any late payment or non-payment of rent or any other amounts due under this Lease including, without limitation, a fee of $75.00 for the preparation of any demand for delinquent rent or any notice to pay rent or quit.

(d) Terms and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(e) Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

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(f) Prior Agreement; Amendments. This Lease constitutes and is intended by the parties to be a final, complete and exclusive statement of their entire agreement with respect to the subject matter of this Lease. This Lease supersedes any and all prior and contemporaneous agreements and understandings of any kind relating to the subject matter of this Lease. There are no other agreements, understandings, representations, warranties, or statements, either oral or in written form, concerning the subject matter of this Lease. No alteration, modification, amendment or interpretation of this Lease shall be binding on the parties unless contained in a writing which is signed by both parties.

(g) Separability. The provisions of this Lease shall be considered separable such that if any provision or part of this Lease is ever held to be invalid, void or illegal under any law or ruling, all remaining provisions of this Lease shall remain in full force and effect to the maximum extent permitted by law.

(h) Recording. Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

(i) Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

(j) Nondisclosure of Lease Terms. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease. Notwithstanding the foregoing, Landlord acknowledges that Tenant will be required to file with the US Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K disclosing the material terms of the Lease Agreement and to file a copy of the Lease in Tenant’s next Quarterly Report on From 10-Q. Tenant shall file a redacted version of the Lease with the SEC and shall allow Landlord the opportunity to review and comment on the redacted version to be filed with the SEC.

(k) Non-Discrimination. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

(l) Joint Product. This Lease is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party.

39. EXECUTION OF LEASE.

(a) Joint and Several Obligations. If more than one person executes this Lease as Tenant, their execution of this Lease will constitute their covenant and agreement that (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (ii) the term “Tenant” as used in this Lease means and includes each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, will be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

(b) Tenant as Corporation or Partnership. If Tenant executes this Lease as a corporation or partnership, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that such entity is duly qualified and in good standing to do business in Utah and that the individuals executing this Lease on Tenant’s behalf are duly authorized to execute and deliver this Lease on its behalf, and in the case of a corporation, in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, if requested by Landlord, and in accordance with the by-laws of Tenant, and, in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which are to be delivered to Landlord on execution hereof, if requested by Landlord, and that this Lease is binding upon Tenant in accordance with its terms.

(c) Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

40. TELECOMMUNICATIONS LINES. Tenant shall be solely responsible for contacting the appropriate telephone company and contracting to have telephone and data lines brought to the Premises and connected to Tenant’s telecommunications equipment. Tenant must obtain prior written approval for the installation of all such lines from the management office. All work required in connection with the installation of such telephone and data lines shall be done by licensed contractors that have been pre-approved in writing by the management office. Tenant shall be solely responsible for any and all costs connected with the installation, maintenance and repair of any telephone and data lines. In addition, Tenant shall be solely responsible for any monthly charge incurred relative to such telephone and data lines. Once telephone and data lines have been installed and connected to the Premises, such lines shall, at Landlord’s election, become the property of Landlord. In the event Tenant vacates the Premises or relocates or expands within the Project, Tenant shall discontinue service to such lines but may NOT have the lines removed, re-routed or redirected for Tenant’s use without Landlord’s prior consent.

41. LEASE GUARANTY. Intentionally omitted.

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42. OFAC COMPLIANCE.

(a) Certification. Tenant certifies, represents, warrants and covenants that:

(i)	It is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(ii)	It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

(b) Indemnity. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the Landlord Indemnified Parties from and against any and all Indemnified Claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

43. INDUCEMENT RECAPTURE IN EVENT OF DEFAULT. Any agreement by Landlord for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant’s entering into this Lease, including, but not limited to, any tenant finish allowance, all of which concessions are hereinafter referred to as “Inducement Provisions” shall be deemed conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the term hereof as the same may be extended. Upon the occurrence of an event of default under this Lease by Tenant, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord, as additional rent due under this Lease, notwithstanding any subsequent cure of said event of default by Tenant. The acceptance by Landlord of rent or the cure of the event of default which initiated the operation of this Paragraph shall not be deemed a waiver by Landlord of the provisions of this Paragraph unless specifically so stated in writing by Landlord at the time of such acceptance.

[SIGNATURE PAGE TO FOLLOW]

15

signature page to lease

by and between SLS INDUSTRIAL PORTFOLIO OWNER SLCP, LLC, a delaware limited liability company (“LANDLORD”) and sintx technologies, inc., a delaware corporation (“TENANT”)

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed by their duly authorized representatives.

TENANT:	LANDLORD:

SINTX TECHNOLOGIES, INC.,	SLS INDUSTRIAL PORTFOLIO OWNER SLCP, LLC,
a Delaware corporation	a Delaware limited liability company

By:	By:
[***], Authorized Signatory
Title:

Date: _________________________, 2021	Date: _________________________, 2021

16

EXHIBIT “A-I”

LOCATION OF PREMISES

EXHIBIT “A-1”

EXHIBIT “B”

WORK LETTER

EXHIBIT “B-1”

CONTRACTOR’S INSURANCE REQUIREMENTS

Exhibit 1 - Insurance

EXHIBIT “B-2”

EXHIBIT “C”

SIGN CRITERIA

EXHIBIT “C-1”

EXHIBIT “D”

RULES AND REGULATIONS

EXHIBIT “D-1”

EXHIBIT “E”

TENANT’S INSURANCE REQUIREMENTS

EXHIBIT “E-1”

EXHIBIT “F”

FORM OF ENVIRONMENTAL QUESTIONNAIRE

EXHIBIT “F”

EXHIBIT “G”

Phone: Fax:	(949) 261-2499 (949) 261-1186

TENANT COMMENCEMENT CERTIFICATE

EXHIBIT “G”

APPROVED TENANT IDENTIFICATION SIGNAGE EXHIBIT

EXHIBIT “H”